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                                                                     Exhibit 3.2


                                     BY-LAWS

                                       of

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION

                            (a Delaware Corporation)

                          (As Adopted on June 29, 2001)

                                -----------------

                                   ARTICLE I

                                     Offices

         Section 1.1 Registered Office in Delaware. The registered office of Credit and Asset Repackaging Vehicle Corporation (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 2.1 Place of Meetings. All meetings of stockholders shall be held at such place or places, within or outside the State of Delaware, as may from time to time be fixed by the Corporation's Board of Directors (the "Board of Directors"), or as shall be specified in the respective notices, or waivers of notice, thereof.

         Section 2.2 Annual Meetings. The annual meeting of stockholders of the Corporation ("Stockholders") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the Stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.3 Special Meetings. A special meeting of the Stockholders may be called at any time and for any purpose or purposes by the President of the Corporation or the Chairman of the Board of Directors, if any, or by order of the Board of Directors, and shall be called by the Secretary of the Corporation upon the written request of the holders of record of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Any such request shall state the purpose or purposes of the meeting to which it relates.

         Section 2.4 Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of Stockholders, whether annual or special, stating
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the place, date and hour of the meeting, shall be given not less than ten days nor more than fifty days before the date on which the meeting is to be held, to each Stockholder of record entitled to vote thereat by delivering a notice thereof to such Stockholder or by mailing such notice in a postage prepaid envelope directed to such Stockholder at its address as it appears on the stock ledger of the Corporation, unless such Stockholder shall have filed with the Secretary of the Corporation a prior written request that notices intended for such Stockholder be directed to another address, in which case such notice shall be directed to such Stockholder at the address designated in such request. If any Stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable, telecopy or telex, waive notice of any meeting of Stockholders, whether prior to or after such meeting, notice thereof need not be given to such Stockholder. Every notice of a special meeting of Stockholders, besides stating the time and place of the meeting, shall state briefly the purpose or purposes thereof.

         Section 2.5 List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in such Stockholder's name. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any Stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, such list or the books of the Corporation or to vote in person or by proxy at such meeting.

         Section 2.6 Quorum. At each meeting of Stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn such meeting from time to time until a quorum shall be constituted.

         Section 2.7 Voting. At all meetings of Stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by the Stockholders present in person or by proxy, except as otherwise required by the Certificate of Incorporation of the Corporation or the laws of the State of Delaware. Unless otherwise provided in the Certificate of Incorporation, each Stockholder shall at every meeting of Stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Stockholder, but no proxy


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shall be voted after three years from its date, unless such proxy provides for a longer period.

         Section 2.8 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                  ARTICLE III

                               Board of Directors

         Section 3.1 Number, Term of Office and Eligibility. The number of directors shall be fixed from time to time by resolution of the Stockholders or the Board of Directors. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

         Section 3.2 Quorum and Manner of Acting. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.3 Annual Meeting. Immediately after each annual meeting of Stockholders for the election of directors, the Board of Directors shall meet at the place of the annual meeting of Stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the Board of Directors.

         Section 3.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or outside the State of Delaware, as shall from time to time be determined by the Board of Directors. After such determination has been made, and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.


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         Section 3.5 Special Meetings; Notice. Special meetings of the Board of
Directors shall be held whenever called by its Chairman, if any, or the President of the Corporation. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the date on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, telecopy or telex, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof. If any director shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable, telecopy or telex, waive notice of any meeting of the Board of Directors, whether prior to or after such meeting, notice thereof need not be given to him or her. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at such meeting.

         Section 3.6 Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, or the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.7 Newly Created Directorships and Vacancies on the Board of Directors. Subject to the rights of the holders of any class or series of stock having preference over the common stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a majority of the votes cast by the holders of the voting stock of the Corporation; and any director so elected shall hold office for the remaining term of his or her predecessor or, if there has been no predecessor, until the next annual election of directors or until his or her successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3.8 Removal of Directors. Subject to the rights of the holders of any class or series of stock having preference over the common stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the voting stock of the Corporation, voting together as a single class.


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         Section 3.9 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors and of members of committees of directors.

         Section 3.10 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the records of the proceedings of the Board of Directors or of such committee, as the case may be.

         Section 3.11 Meeting by Conference Telephone. Directors and members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

                                   ARTICLE IV

                             Committees of Directors

         Section 4.1 Designation of Committees. The Board of Directors may, by resolution passed by a majority of its members, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting thereof.

         Section 4.2 Vacancies. In the absence or disqualification of a member of a committee of the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 4.3 Powers. Any committee of the Board of Directors, to the extent provided in the resolution designating such committee, shall have and may exercise all the powers and authority of the Board of Directors to the extent provided by Section 141(c) of the General Corporation Law of the State of Delaware, as amended from time to time (the "Corporation Law").

         Section 4.4 Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report such minutes to the Board of Directors when required.


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                                   ARTICLE V

                                    Officers

         Section 5.1 Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation, and may in addition elect a Chairman of the Board and a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers of the Corporation. One person may hold, and perform the duties of, any two or more of such offices.

         Section 5.2 Election, Term of Office and Eligibility. The officers of the Corporation referred to in Section 5.1 shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly elected and shall qualify, or until his or her death or until he or she shall resign or shall have been removed.

         Section 5.3 Other Officers. The Board of Directors may appoint such other officers as it may from time to time determine, each of whom shall hold office for such period, and perform such duties, as the President of the Corporation or the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer referred to in Section 5.1 the power to appoint and to remove any such officers.

         Section 5.4 Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting or at any special meeting called for such purpose at which a quorum is present.

         Section 5.5 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, if any, the President or the Secretary of the Corporation. The resignation of any officer shall take effect upon receipt of notice or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.6 Chairman of the Board. The Chairman of the Board, if any, may preside at all meetings of Stockholders and at all meetings of the Board of Directors. Subject to the control and the direction of the Board of Directors, the Chairman of the Board may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

         Section 5.7 President. In the absence of the Chairman of the Board, if any, the President may preside at all meetings of Stockholders and at all meetings of the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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         Section 5.8 Chief Financial Officer. The Chief Financial Officer of the
Corporation, if any, shall be responsible for the financial affairs of the Corporation, including overseeing the duties performed by the Treasurer of the Corporation. Subject to the control and direction of the Board of Directors, the Chief Financial Officer may enter into any contract and execute and deliver any instrument in the name of and on behalf of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5.9 Vice Presidents. The Vice Presidents of the Corporation, if any, shall perform such duties and have such powers as the President of the Corporation or the Board of Directors may from time to time prescribe. Subject to the control and direction of the Board of Directors, each Vice President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation.

         Section 5.10 Secretary. The Secretary of the Corporation, if present, shall act as secretary at all meetings of the Board of Directors and of the Stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and, in general, he or she shall perform all the duties incident to the office of Secretary.

         Section 5.11 Assistant Secretary. The Assistant Secretary of the Corporation, if any, or, if there shall be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President of the Corporation may from time to time prescribe.

         Section 5.12 Treasurer. The Treasurer of the Corporation shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors or by such officers as may be designated from time to time by the Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of Stockholders; he or she shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.


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         Section 5.13 Assistant Treasurer. The Assistant Treasurer of the
Corporation, if any, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer of the Corporation, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President of the Corporation may from time to time prescribe.

                                   ARTICLE VI

                            Shares and Their Transfer

         Section 6.1 Certificates for Stock. The interest of each Stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation certifying the number of shares owned by such Stockholder, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; provided, however, that if such certificates are countersigned by a transfer agent or by a registrar other than the Corporation or its employee, the signatures of the Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile; and provided, further, that if any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 6.2 Stock Ledger. A record shall be kept by the Secretary of the Corporation, a transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

         Section 6.3 Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except as provided in Section 6.5 below and in cases provided by applicable law.


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         Section 6.4 Transfers. Shares of stock shall be transferable on the books of the Corporation by the holder of record thereof in person or by the attorney of such holder upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation of the Corporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         Section 6.5 Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such mutilation, loss, theft or destruction shall be procured for the Board of Directors, if it so requires. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of such owner, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.6 Record Dates. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of Stockholders. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                                  ARTICLE VII

                                 Indemnification

         The Corporation shall indemnify, to the full extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the Corporation or a Subsidiary or (2) is or was serving at the request of the Corporation or of a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.


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         To the extent deemed advisable by the Board of Directors, the
Corporation may indemnify, to the full extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent (other than a director or officer) of the Corporation or a Subsidiary.

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary, or is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation or a Subsidiary of the Corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of applicable law.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VII, nor to the full extent permitted by applicable law, any modification of law shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to events that occurred prior to, the time of such repeal, amendment, adoption or modification.

         For purposes of this Article VII, the term "Subsidiary" shall mean a corporation all of the capital stock of which, other than directors' qualifying shares, is owned directly or indirectly by the Corporation.

         The right to indemnification conferred in this Article VII also includes, to the full extent permitted by applicable law, the right to be paid the expenses (including attorney's fees) incurred in connection with any proceeding of the type referred to herein in advance of its final disposition. The payment of any amounts to any director, officer, partner, member, employee or agent pursuant to this Article VII shall subrogate the Corporation to any right such director, officer, partner, member, employee or agent may have against any other person or entity. The rights conferred in this Article VII shall be contract rights.

                                  ARTICLE VIII

                             Liability of Directors

         A director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach by such director of his or her duty of loyalty to the Corporation or its Stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of


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the Corporation Law or (4) for any transaction from which such director derived an improper personal benefit.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VIII nor, to the full extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

         If the Corporation Law shall be amended, after these By-Laws are amended to include this Article VIII, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he or she is not liable immediately prior to such amendment, shall be free of liability to the full extent permitted by the Corporation Law as so amended.

                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.1 Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 2001. The Secretary of the Corporation shall be the custodian of the seal.

         Section 9.2 Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors from time to time.

         Section 9.3 Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to vote and grant proxies to be used at any meeting of Stockholders of any corporation in which the Corporation may hold stock.

                                   ARTICLE X

                              Amendment of By-Laws

         In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation from time to time may make, amend or repeal these By-Laws; provided that any by-laws may be amended or repealed, and may be made, by Stockholders. Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or these By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or these By-Laws), the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required for the Stockholders to amend, repeal or adopt any by-laws of the Corporation.


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